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                                                                     Exhibit 8.2

                   [LETTERHEAD OF MCBRIDE BAKER & COLES]

                                                              June 10, 1999

Hach Company

5600 Lindbergh Drive

Loveland, Colorado 80539

Ladies and Gentlemen:

   We have acted as counsel to Hach Company, a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of H2O Acquisition Corp. ("Sub"), a Delaware corporation and wholly-owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), with and into the Company, pursuant to the terms of the Agreement and Plan of Merger dated as of April 21, 1999 (the "Merger Agreement"), among Parent, Sub, and the Company, as described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent and the information statement/prospectus (the "Prospectus") contained therein, each as amended or supplemented through the date hereof.

   Our opinion, subject to the limitations set forth therein, concerning the United States federal income tax consequences of the Merger under currently applicable law, is set forth in the discussion contained in the Registration Statement under the caption "THE MERGER--Material Federal Income Tax Consequences."

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the references to McBride Baker & Coles in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

   No opinion is expressed as to the tax consequences of the Merger under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax.

   We are furnishing this opinion to you in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,

                                          MCBRIDE BAKER & COLES

                                                /s/ Thomas J. Kinasz

                                          By: ____________________________

                                                     A Partner